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                                                                    EXHIBIT 99.1

THURSDAY JULY 19, 4:31 PM EASTERN TIME

PRESS RELEASE

ATMEL REPORTS SECOND QUARTER 2001 FINANCIAL RESULTS

COMPANY TO IMPLEMENT AGGRESSIVE COST REDUCTION PROGRAM

         SAN JOSE, Calif.--(BUSINESS WIRE)--July 19, 2001--Atmel Corporation (Nasdaq:ATML - news) today announced financial results for the second quarter ended June 30, 2001. Revenues for the second quarter of 2001 totaled $366,996,000, down 23% from a year ago, and down 30% sequentially. Net income for the second quarter of 2001 was approximately breakeven, totaling a net loss of $31,000, or $0.00 per share. In the previous quarter, the Company reported net income of $56,014,000 or $0.12 per share. In last year's second quarter, the Company's net income was $61,325,000 or $0.13 per share.

         George Perlegos, Atmel's President and Chief Executive Officer, stated, "Business conditions at the end of the past quarter were very difficult. As we indicated in our previous guidance, sales were impacted by continued weakness in the Flash market, the European Smart Card business, and our North American distribution business. During the quarter we implemented several cost reduction measures, and intend to continue our strong focus on maintaining tight expense control. Atmel is fully committed to remaining profitable. We will not hesitate to take the necessary cost reduction actions to align our costs with the market environment."

         Perlegos concluded, "As we look ahead, we are accelerating our strategy of investing in new technologies and products. We believe this will be the key to success in the next cycle. Based on information available to us today, we believe that our business should bottom out in the third quarter, with a return to growth thereafter."

         Teleconference

         Atmel will hold a teleconference for the financial community at 3:00 PM Pacific Daylight Time today to discuss first quarter financial results. Atmel will provide a real-time audio broadcast of the teleconference in the Investor Relations page of its website at http://www.atmel.com. Atmel will also provide real-time access to the teleconference by dialing 212-699-6810, passcode 356070. The webcast replay will be available for two weeks after the teleconference at http://www.atmel.com. Atmel will also provide a telephone recording of the teleconference, which will be available at approximately 5:00 PM PDT today. Interested parties may listen to the playback of the teleconference by calling the following number: 1-303-590-3000 and entering the passcode 356070.


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         About Atmel

         Founded in 1984, Atmel Corporation is headquartered in San Jose, California with principal manufacturing facilities in Colorado Springs, Colorado, Grenoble, Nantes and Rousset, France and Heilbronn, Germany, Irving, Texas, and North Tyneside, England. Atmel designs, manufactures and markets on a worldwide basis advanced logic, mixed-signal, nonvolatile memory, and RF semiconductors. Atmel is also a leading provider of system-level integration semiconductor solutions using advanced CMOS, BiCMOS, BiPolar and SiGe process technologies.

         Atmel product and financial information can be retrieved from its Fax-on Demand service. In North America call 1(800) 292-8635. Internationally from a fax phone, dial 1(408) 441-0732. Requests may be sent via e-mail to literature@atmel.com or by visiting Atmel's website at http://www.atmel.com.

         Except for historical information contained herein, the matters set forth in this press release are forward looking statements that are subject to risks and uncertainties that could cause actual results to differ materially, including the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new technologies, ability to ramp new products into volume, industry wide shifts in supply and demand for semiconductor products, industry overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets, ability to integrate and manage acquisitions, and other risks detailed from time to time in the Atmel's SEC reports and filings.


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                           Atmel Corporation
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                                    June 30,         December 31,
                                                      2001               2001
                                                  ------------       ------------
                                                   (Unaudited)
Current assets:
 Cash and cash equivalents                         $  538,598         $  448,281
 Short-term investments                               164,921            514,263
 Accounts receivable, net                             275,663            392,384
 Inventories                                          327,999            289,054
 Other current assets                                 144,620            148,212
                                                   ----------         ----------
    Total current assets                            1,451,801          1,792,194
Fixed assets, net                                   2,136,456          1,927,817
Other assets                                           66,093             53,876
Cash-restricted                                        51,000             51,000
                                                   ----------         ----------
    Total assets                                   $3,705,350         $3,824,887
                                                   ==========         ==========

Current liabilities:
 Current portion of long-term debt                 $  157,806         $  173,866
 Trade accounts payable                               234,280            655,450
 Accrued liabilities and other                        442,144            326,352
 Deferred income on
  shipments to distributors                            31,941             33,703
                                                   ----------         ----------
    Total current liabilities                         866,171          1,189,371
Convertible notes                                     337,393            132,792
Long-term debt less current portion                   512,054            535,711
Other long-term liabilities                            70,846             72,156
                                                   ----------         ----------
    Total liabilities                               1,786,464          1,930,030

Stockholders' equity:
 Common stock                                       1,141,455          1,173,409
 Retained earnings                                    777,431            721,448
                                                   ----------         ----------
    Total stockholders' equity                      1,918,886          1,894,857
    Total liabilities
     and stockholders' equity                      $3,705,350         $3,824,887
                                                   ==========         ==========



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                           Atmel Corporation
               Condensed Consolidated Income Statements
                 (In thousands, except per-share data)
                              (Unaudited)

                                    Three Months Ended             Six Months Ended
                                         June 30                        June 30
                                    2001           2000          2001            2000
                                 ---------      ---------      ---------      ---------
Net revenues:                    $ 366,996      $ 478,758      $ 892,940      $ 907,944

Expenses:
 Cost of sales                     249,942        270,707        564,692        523,429
 Research and development           69,274         62,616        138,469        124,529
 Selling, general
  and administrative                45,293         52,433        100,442         97,543
                                 ---------      ---------      ---------      ---------
    Total expenses                 364,509        385,756        803,603        745,501
                                 ---------      ---------      ---------      ---------

Operating income                     2,487         93,002         89,337        162,443
Other income (expense), net         (2,536)         2,818         (1,864)        (1,230)
                                 ---------      ---------      ---------      ---------
Income before taxes                    (49)        95,820         87,473        161,213
Income tax                             (18)       (34,495)        31,490        (58,036)
                                 ---------      ---------      ---------      ---------

Net income                       $     (31)     $  61,325      $  55,983        103,177
                                 =========      =========      =========      =========

Basic net income per share       $    0.00      $    0.14      $    0.12      $    0.24
Diluted net income per share     $    0.00      $    0.13      $    0.12      $    0.23
Shares used in
 basic net income
 (loss) per-share                  464,121        449,166        463,761        439,584
calculation
Shares used in diluted
 net income (loss) loss
 per-share calculation             474,767        482,894         74,875        473,902


----------------

    Contact:
     Atmel Corporation
     Donald Colvin, 408/436-4360

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